UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 30, 2019

QUORUM HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37550	47-4725208
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1573 Mallory Lane

Brentwood, Tennessee 37027

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (615) 221-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	QHC	New York Stock Exchange

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 30, 2019, Quorum Health Corporation (the “Company”) was notified (the “Notice”) by the New York Stock Exchange (the “NYSE”) that it was not in compliance with the continued listing standard set forth in Section 802.01B of the NYSE’s Listed Company Manual because the Company’s average market capitalization was less than $50 million over a consecutive 30 trading-day period and the most recently reported stockholders’ equity of the Company was also less than $50 million.

The Company plans to notify the NYSE that it intends to submit a plan (the “Plan”) to cure the deficiency and return to compliance with the NYSE continued listing requirements. In order to avoid delisting under Section 802.01B, the Company has 45 days from the receipt of the Notice to submit the Plan advising the NYSE of definitive action the Company has taken, or is taking, which would bring the Company into conformity with continued listed standards within 18 months of receipt of the Notice. The NYSE will review the Plan and, within 45 days of its receipt, determine whether the Company has made a reasonable demonstration of an ability to conform to the relevant standards in the 18 month period. If the NYSE accepts the Plan, the Company’s common stock will continue to be listed and traded on the NYSE during the 18 month cure period, subject to the Company’s compliance with other continued listing standards, and the Company will be subject to quarterly monitoring by the NYSE for compliance with the Plan. If the Plan is not submitted on a timely basis or is not accepted, the NYSE could initiate delisting proceedings.

The Company intends to take steps to remedy the listing deficiencies in a timely manner; however, no assurance can be given that the Company will be able to regain compliance with the applicable NYSE listing standards or otherwise maintain compliance with the other listing standards set forth in the NYSE Listed Company Manual.

The Notice has no immediate impact on the listing of the Company’s common stock, which will continue to trade on the NYSE during the applicable cure period, subject to the Company’s compliance with the other listing requirements of the NYSE. The Company’s common stock will continue to trade under the symbol “QHC”, but will have an added designation of “.BC” to indicate that the Company is not currently in compliance with NYSE continued listing standards.

Item 7.01 Regulation FD Disclosure

On May 3, 2019, the Company issued a press release announcing that it had received the notice of noncompliance with NYSE continued listing standards. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Quorum Health Corporation dated May 3, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUORUM HEALTH CORPORATION (registrant)

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine Executive Vice President and Chief Financial Officer (principal financial officer)

Date: May 3, 2019